Exhibit (a)(5)(C)

NOTICE OF MERGER OF
ATOM ACQUISITION SUB, INC.
WITH AND INTO
THE KEYW HOLDING CORPORATION
May 13, 2019

Dear Stockholder of The KeyW Holding Corporation,

In accordance with Section 3-106.1(e) of the Maryland General Corporation Law, you are hereby notified by Atom Acquisition Sub, Inc., a Maryland corporation (“Merger Sub”) that Merger Sub intends to merge with and into The KeyW Holding Corporation, a Maryland corporation (“KeyW”), pursuant to the Agreement and Plan of Merger dated as of April 21, 2019 (the “Merger Agreement”), by and among KeyW, Merger Sub, and Jacobs Engineering Group Inc., a Delaware corporation (“Jacobs”) (such transaction, the “Merger”). On May 13, 2019, Merger Sub and Jacobs filed with the U.S. Securities and Exchange Commission a tender offer statement on Schedule TO (the “Tender Offer Statement”) relating to Merger Sub’s offer to purchase (the “Offer”) all outstanding shares of common stock, par value $0.001 per share, of KeyW (the “Shares”) at $11.25 per share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement. If Merger Sub becomes the owner of a majority of the Shares, pursuant to the Offer or otherwise, then Merger Sub will consummate the Merger as soon as practicable thereafter, but at least thirty (30) days after the date of this notice, without further action by or notice to the other stockholders of KeyW in accordance with Section 3-106.1 of the Maryland General Corporation Law.

Sincerely,

ATOM ACQUISITION SUB, INC.

By:	/s/ Steve J. Demetriou
Steve J. Demetriou Chief Executive Officer and President

Additional Information and Where You Can Find It

This notice is not an offer to buy or the solicitation of an offer to sell any securities. The solicitation and the Offer have been made pursuant to the Tender Offer Statement, containing an offer to purchase and related materials, filed by Jacobs and Merger Sub with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2019. KeyW filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC on May 13, 2019.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 REGARDING THE OFFER, IN EACH CASE, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

Investors and security holders may obtain free copies of the tender offer materials and the Solicitation/Recommendation Statement (when available) and other documents filed with the SEC by KeyW or Jacobs through the website maintained by the SEC at http://www.sec.gov, KeyW’s website at http://www.keywcorp.com, or Jacobs’ website at www.jacobs.com.

Cautionary Notice Regarding Forward-Looking Statements

Certain statements contained in this communication constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements made in this communication that are based on historical fact are forward-looking statements, including statements about whether and when the transaction between Jacobs and KeyW will be consummated and the anticipated financial and other benefits thereof. Although such statements are based on management’s current estimates and expectations, and currently available competitive, financial and economic data, forward-looking statements are inherently uncertain, and you should not place undue reliance on such statements as actual results may differ materially. We caution the reader that there are a variety of risks, uncertainties and other factors that could cause actual results to differ materially from what is contained, projected or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the possibility that Jacobs and KeyW may be unable to obtain regulatory approval or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; general economic conditions; the possibility of unexpected costs, liabilities or delays in connection with the transaction; risks that the transaction disrupts our current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, expenses and charges related to the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement. For a description of some additional factors that may occur that could cause actual results to differ from forward-looking statements see Jacobs’ Annual Report on Form 10-K for the year ended September 28, 2018 and Jacobs’ Quarterly Report on Form 10-Q for the quarter ended March 29, 2019, in particular the “Risk Factors” discussions thereunder as well as Jacobs’ other filings with the SEC. Neither Merger Sub nor Jacobs is under any duty to update any of the forward-looking statements after the date of this press release to conform to actual results, except as required by applicable law.